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                                                                     EXHIBIT 5

           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]


                              September 19, 1995


Source One Mortgage Services Corporation
27555 Farmington Road
Farmington Hills, Michigan 48334

Gentlemen:

     We have acted as counsel to Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of that certain Registration Statement on Form S-4 (the "Registration Statement"), relating to (i) the registration under the Securities Act of 1933, as amended, of up to $100,000,000 initial stated principal amount of ___% Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) ("QUICS") and (ii) the Company's Offer to Exchange the QUICS for up to 4,000,000 shares of its 8.42% Cumulative Preferred Stock, Series A (the "Preferred Stock").
The QUICS are to be issued pursuant to an Indenture and a First Supplemental Indenture substantially in the forms set forth as exhibits to the Registration Statement (collectively, the "Indenture").

     In arriving at the opinion set forth below, and with respect to various questions of fact material to this opinion, we have relied upon the representations made in the Registration Statement and the documents referred to therein and upon certificates and statements of officers of the Company. We have also examined such certificates of public officials, documents and records of the Company (including the Company's Restated Certificate of Incorporation and Bylaws, as amended), and other certificates, opinions and instruments, and have made such other investigations, as we have deemed necessary in connection with the opinion hereinafter set forth. We have also examined the Certificate of Designation providing for the Preferred Stock that is incorporated by reference as an exhibit to the Registration Statement. In the course of our examinations and investigations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, confirmity to
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           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]


Source One Mortgage
 Services Corporation                  -2-                 September 19, 1995

originals of all documents submitted to us as copies, the effectiveness of the Registration Statement, the due and valid execution and delivery of the Indenture by the Company and the trustee named therein (the "Trustee"), and the execution, authentication, issuance and delivery of the QUICS in exchange for an equal principal amount of the Company's Preferred Stock and in accordance with the terms of the Prospectus constituting part of the Registration Statement. Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rulings and regulations are changed in the future.

     Based upon and subject to the foregoing, we are of the opinion that when
(a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the Indenture has been qualified under the Trust Indenture Act of 1934, as amended, (c) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (d) the securities or "blue sky" laws of certain states have been complied with, and (e) the QUICS shall have been duly executed, authenticated, issued and delivered in exchange for an equal principal amount of shares of Preferred Stock, the QUICS will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, reorganization, moratorium, insolvency, and other laws relating to, or affecting creditors' rights generally, and subject to general principles of equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                  Sincerely,

                                  Miller, Canfield, Paddock
                                    and Stone, P.L.C.